CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the P re -Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated March 18, 2005 on the financial statements and financial highlights of Jacobs & Company Mutual Fund .   Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ Tait, Weller & Baker

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

April 14, 2005